Exhibit 99.1

 ClearOne, Inc. Reports Fourth Quarter and Full Year 2023 Financial Results

- Q4 and Full Year 2023 OpEx Decreased 14% and 21% Year-Over-Year, Respectively -

- Completed Outsourced Manufacturing Transition from China to Singapore in Q4 2023, Resulting in Normalized Product Output, and Reduced Backlog -

SALT LAKE CITY, UTAH – April 2, 2024 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three- and twelve-month periods ended December 31, 2023.

“Throughout the fourth quarter, we maintained efforts to expand and accelerate shipments of our award-winning communication solutions, all while driving a leaner, more efficient cost structure,” said Derek Graham, CEO of ClearOne. “In line with our expectations, we completed our outsourced manufacturing transition from China to Singapore during the fourth quarter, resulting in our manufacturing output returning to pre-transition levels. With a more normalized production cadence, we have continued to drive significant backlog reductions, as our most popular products are now in stock and ready for same-day shipping as of late in the fourth quarter. We are working with our contract manufacturers to improve output and lead times across select remaining product categories, including our wireless products.

 "While our production improvements helped drive a slight year-over-year increase in our fourth quarter revenue, our full-year top-line performance reflects slower order flow in the second half of the year, which we believe stems from the cumulative impact of past production shortages. We have also faced sales headwinds from our products’ lack of Microsoft Teams certification, despite their longtime functional compatibility with this platform. Our work through early 2024 has focused on mitigating these impacts through maintaining consistent dialogues, product demonstrations, and feedback cycles with customers and distributors, along with improving our visibility at key industry events.

 “Reflecting our sustained focus on optimizing costs, we drove 14% and 21% year-over-year decreases in operating expenses for the fourth quarter and full year, respectively. We ended 2023 with over $21 million in cash, cash equivalents, and marketable securities, and we recently announced a special one-time cash dividend of $0.50 per share that will be payable on April 10, 2024. We believe this upcoming dividend rewards our shareholders for their longtime support of ClearOne, while still providing us a solid, well-capitalized base from which to ramp shipments, drive improved order flow, and return to revenue growth and profitability.”

Operational Highlights

•	Completed the transition of the Company’s outsourced manufacturing operations from China to Singapore in the fourth quarter of 2023, enabling the Company to achieve same-day shipping for its most popular products and restore broader production volumes to pre-transition levels.
•	Debuted new DIALOG® 20 USB 2-Channel Wireless Microphone at ISE 2024, enabling users to enhance hybrid meetings with local sound reinforcement and less than four milliseconds of audio latency. The DIALOG® UVHF Microphone System also received AV Technology Magazine’s Best in Show Award.
•	Exhibited and demonstrated the Company’s complete portfolio of audio conferencing, visual collaboration, BYOD collaboration, professional microphones, network management and AV networking solutions at ISE 2024, including the new DIALOG® 20 USB 2-Channel Wireless Microphone, BMA 360D, Versa® USB22D Dante Adapter, DIALOG® UVHF Microphone System, and Versa® UCS2100 Collaboration Switcher Kit.
•	Announced a special one-time cash dividend of $0.50 per share of ClearOne common stock in March 2024, reflecting the Company’s robust balance sheet and commitment to its shareholders.

Graham continued: “Now that we have completed our manufacturing transition, we are putting increased emphasis on innovation and driving new product rollouts and shipments. We rolled out several notable new product launches over the past year, such as the BMA 360D microphone array ceiling tile and DIALOG® UVHF Microphone System. In these early months of 2024, we are continuing to evolve our product portfolio, having recently debuted the DIALOG® 20 USB 2-Channel Wireless Microphone in January at ISE 2024. In fact, we have already begun shipping our latest offering and are seeing good order traction. While the first shipments of the DIALOG® UVHF have been delayed to Q2 2024, we are hearing promising feedback on the beta units we shipped to our partners and sales managers in Q1 2024. Additionally, industry reception and customer feedback on the BMA 360D have been very positive.

“As we drive additional momentum for our audio and visual communication solutions, we are also focused on improving our products’ overall interoperability, ease of use, and global presence. Our newest microphone solutions can be integrated with DSPs from both our own product suite and those of separate third-party manufacturers, offering greater flexibility for customers and prospects. From an international standpoint, we are seeking to expand our footprint in several key regions—such as the Middle East and India—in which we have seen particular sales strength and increased reception to our products. We are evaluating further sales, marketing, and related investments in these geographies to optimize our team for capitalizing on this increasing demand.

“Moving further into 2024, we are committed to optimizing our cost structure, driving product innovation, and solidifying ClearOne as a preferred partner for current and prospective customers. In conjunction with working to ramp shipments for the BMA 360D and DIALOG® UVHF, we are focused on improving customer experiences within our partner network to support additional customer growth and retention. With a robust balance sheet and improving product demand, we believe ClearOne is well-positioned to drive towards future growth as we work to achieve profitability and expand our market share.”

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Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

●	Q4 2023 revenue was $4.2 million, compared to $4.0 million in Q4 2022 and $4.9 million in Q3 2023. The sequential decrease was driven by lower demand for the Company’s microphone products and the cumulative impact of past product shortages. The year-over-year improvement was primarily due to increased shipments of the Company’s video products and beamforming microphone arrays.

●	GAAP gross profit in Q4 2023 was $1.6 million, compared to $1.3 million in Q4 2022 and $1.6 million in Q3 2023. GAAP gross profit margin was 38% in Q4 2023, compared to 31% in Q4 2022 and 33% in Q3 2023. Gross profit margin improved by approximately 5% sequentially and approximately 7% year-over-year.

●	Operating expenses in Q4 2023 were $3.3 million, compared to $3.9 million in Q4 2022 and $3.1 million in Q3 2023. Non-GAAP operating expenses in Q4 2023 were $3.2 million compared to $2.9 million in Q3 2023 and $3.4 million in Q4 2022. The sequential increase was due to increase in legal fees and audit and accounting charges, and the year-over-year decrease in non-GAAP operating expenses was mainly due to the continued benefits of the cost-cutting measures initiated in 2022.

●	GAAP net income in Q4 2023 was $2.6 million, or $0.11 per share, compared to a net income of $24.0 million, or $0.97 per share, in Q4 2022 and a net loss of $(1.4) million, or $(0.06) per share, in Q3 2023. The sequential improvement in net income was primarily due to the recognition of a gain of $4 million from a legal settlement which was partially offset by a decline in net income due to higher operating expenses and lower gross margin. The year-over-year decline was largely due to the recognition of a gain of $33.6 million related to the one-time legal settlement receivable of $55 million, net of unamortized capitalized legal expenses of $21.4 million, in Q4 2022. This decline in net income was partially offset by a decrease in the tax provision by $6.4 million, recognition of gain from a legal settlements of $4.0 million, an increase in interest income by $0.6 million, and an increase in operating income by $0.9 million.

●	Non-GAAP net loss in Q4 2023 was $(1.2) million, or $(0.05) per share, compared to a Non-GAAP net loss of $(2.3) million, or $(0.09) per share, in Q4 2022 and a Non-GAAP net loss of $(1.2) million, or $(0.05) per share, in Q3 2023. Net loss was flat sequentially, while the year-over-year improvement in net loss was driven by an increase in interest income by $0.6 million and an increase in operating income by $0.5 million.

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($ in 000, except per share)	Three months ended December 31,			Year ended December 31,
	2023	2022	Change in % Favorable/(Adverse)	2023	2022	Change in % Favorable/(Adverse)
GAAP
Revenue	$4,154	$4,021	3	$18,704	$25,205	(26)
Gross profit	1,578	1,264	25	6,357	9,457	(33)
Operating expenses	3,317	3,854	14	13,129	16,679	21
Operating loss	(1,739)	(2,590)	33	(6,772)	(7,222)	6
Net income (loss)	2,642	24,028	89	(560)	20,556	103
Diluted income (loss) per share	0.11	0.97	(89)	0.02	0.83	(102)
Non-GAAP
Non-GAAP operating expenses	3,162	3,358	6	12,511	14,062	11
Non-GAAP operating loss	(1,582)	(2,092)	24	(6,147)	(4,597)	(34)
Non-GAAP net income (loss)	(1,201)	(2,292)	48	(5,285)	(5,165)	(2)
Non-GAAP Adjusted EBITDA	(681)	(2,062)	67	(4,076)	(4,383)	7
Non-GAAP diluted income (loss) per share	(0.05)	(0.09)	44	(0.22)	(0.19)	(16)

Balance Sheet Highlights

As of December 31, 2023, cash, cash equivalents and investments were $21.3 million, as compared with $1.0 million as of December 31, 2022. As of December 31, 2023, the Company carried no aggregate debt, having made the final $1.0 million principal payment on its $3.0 million in senior secured convertible notes (the “Notes”) on December 17, 2023. The Notes were originally issued in December 2019.

The Company’s 2023 year-end cash balance also reflects a $6.9 million income tax refund, which was reported as a receivable on the balance sheet as of September 30, 2023. Subsequent to the fourth quarter of 2023, the Company received an additional $4.0 million in cash related to a non-exclusive patent cross-licensing agreement that was finalized and disclosed in December 2023.

On March 10, 2024 the Company's Board of Directors declared a special dividend of $0.50 per share of the Company's stock and eligible warrants to be paid on April 10, 2024. This is expected to result in a cash outflow of approximately $14.5 million.

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About ClearOne

ClearOne is a global market leader enabling conferencing, collaboration, and network streaming solutions. The performance and simplicity of its advanced, comprehensive solutions offer unprecedented levels of functionality, reliability, and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value and the possible outcomes of litigation, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the Company’s annual report on Form 10-K for the year ended December 31, 2023 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Contact:

Derek Graham
801-303-3425

investor_relations@clearone.com

http://investors.clearone.com

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 CLEARONE, INC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$17,835	$984
Marketable securities	3,480	—
Legal settlement receivable	4,000	55,000
Receivables, net of allowance for doubtful accounts of $326	3,279	3,603
Inventories, net	10,625	8,961
Income tax receivable	36	1,071
Prepaid expenses and other assets	4,062	7,808
Total current assets	43,317	77,427
Long-term marketable securities	916	—
Long-term inventories, net	3,143	2,707
Property and equipment, net	530	383
Operating lease - right of use assets, net	990	1,047
Intangibles, net	1,689	2,071
Other assets	109	115
Total assets	$50,694	$83,750
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,945	$1,284
Accrued liabilities	2,290	3,041
Deferred product revenue	30	63
Short-term debt	—	3,732
Total current liabilities	4,265	8,120
Long-term debt	—	—
Operating lease liability, net of current	665	492
Other long-term liabilities	1,079	1,008
Total liabilities	6,009	9,620

Shareholders’ equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 23,969,148 and 23,955,767 shares issued and outstanding, respectively	24	24
Additional paid-in capital	46,047	74,910
Accumulated other comprehensive loss	(310)	(288)
Accumulated deficit	(1,076)	(516)
Total shareholders’ equity	44,685	74,130
Total liabilities and shareholders’ equity	$50,694	$83,750

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CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(Dollars in thousands, except per share amounts)

	Year ended December 31,
	2023	2022
Revenue	$18,704	$25,205
Cost of goods sold	12,347	15,748
Gross profit	6,357	9,457

Operating expenses:
Sales and marketing	4,897	5,517
Research and product development	3,671	4,390
General and administrative	4,561	6,772
Total operating expenses	13,129	16,679

Operating loss	(6,772)	(7,222)
Interest expense	(537)	(420)
Other income, net	7,183	35,102
Income (loss) before income taxes	(126)	27,460
Provision for (benefit from) income taxes	434	6,904
Net income (loss)	$(560)	$20,556

Basic income (loss) per common share	$(0.02)	$0.86
Diluted income (loss) per common share	$(0.02)	$0.83

Basic weighted average shares outstanding	23,958,154	23,937,962
Diluted weighted average shares outstanding	23,958,184	25,189,147

Comprehensive income (loss):
Net income (loss)	$(560)	$20,556
Other comprehensive income (loss):
Unrealized loss on available-for-sale securities, net of tax	(15)	(2)
Change in foreign currency translation adjustment	(7)	(45)
Comprehensive income (loss)	$(582)	$20,509

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CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
GAAP operating loss	$(1,739)	$(2,590)	$(6,772)	$(7,222)
Stock-based compensation	28	24	108	113
Amortization of intangibles	129	474	517	2,512
Non-GAAP operating loss	$(1,582)	$(2,092)	$(6,147)	$(4,597)

GAAP net income (loss)	$2,642	$24,028	$(560)	$20,556
Stock-based compensation	28	24	108	113
Amortization of intangibles	129	474	517	2,512
Other income adjustment	(4,000)	(33,623)	(5,350)	(35,151)
Tax effect	—	6,805	—	6,805
Non-GAAP net income (loss)	$(1,201)	$(2,292)	$(5,165)	$(5,165)

GAAP net income (loss)	$2,642	$24,028	$(560)	$20,556
Number of shares used in computing GAAP diluted income (loss) per share	23,960,776	24,947,851	23,958,184	25,189,147
GAAP diluted income (loss) per share	$0.11	$0.97	$(0.02)	$0.83
Non-GAAP net income (loss)	$(1,201)	$(2,292)	$(5,285)	$(5,165)
Number of shares used in computing Non-GAAP diluted income (loss) per share	23,960,776	24,947,851	23,958,184	25,189,147
Non-GAAP diluted income (loss) per share	$(0.05)	$(0.09)	$(0.22)	$(0.19)

GAAP net income (loss)	$2,642	$24,028	$(560)	$20,556
Stock-based compensation	28	24	108	113
Interest expense	68	135	537	420
Depreciation	64	56	238	263
Amortization of intangibles	129	474	517	2,512
Other income adjustment	(4,000)	(33,623)	(5,350)	(35,151)
Provision for (benefit from) income taxes	388	6,844	434	6,904
Non-GAAP Adjusted EBITDA	$(681)	$(2,062)	$(4,076)	$(4,383)

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